UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Salary Information for Named Executive Officers

On December 4, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Kosan Biosciences Incorporated (the “Company”) approved annual salaries for 2008 for the Company’s “named executive officers” (as defined under applicable securities laws) in the amounts as set forth on Exhibit 10.43 to this Current Report on Form 8-K, which is incorporated by reference herein.

2008 Executive Officer Cash Bonus Plan

On December 4, 2007, the Compensation Committee approved the Company’s 2008 Executive Officer Cash Bonus Plan (the “2008 Bonus Plan”). A summary of the 2008 Bonus Plan is set forth on Exhibit 10.44 to this Current Report on Form 8-K, which is incorporated by reference herein.

Also on December 4, 2007, the Compensation Committee designated for each of the Company’s executive officers a target cash bonus amount under the 2008 Bonus Plan. The target cash bonus amounts under the 2008 Bonus Plan for each of the Company’s named executive officers are as set forth on Exhibit 10.43 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.43	2008 Compensation Information for Named Executive Officers

10.44	Summary of 2008 Executive Officer Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: December 9, 2007	By:	/s/ Gary S. Titus
Gary S. Titus
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.43	2008 Compensation Information for Named Executive Officers

10.44	Summary of 2008 Executive Officer Cash Bonus Plan